Exhibit 99.2

Exploration & Production

CANADA

Lake Ontario

Rochester

Buffalo

Lake Erie

Erie

NY

PA

New York

Pittsburgh

Harrisburg

KS

Topeka

Wichita

Amarillo

EI Paso

Dallas

TX

Houston

CA

Bakersfield

Los Angeles

Seneca Resources Areas

Pipeline & Storage

CANADA

LAKE ONTARIO

Rochester

Buffalo

LAKE ERIE

Erie

NY

PA

New York

Pittsburgh

Harrisburg

STORAGE AREAS

SYSTEM PIPELINES

Utility

CANADA

Lake Ontario

Rochester

Buffalo

Lake Erie

Erie

NY

PA

New York

Pittsburgh

Harrisburg

DISTRIBUTION CORPORATION AREA

Energy Marketing

CANADA

Lake Ontario

Rochester

Buffalo

Lake Erie

Erie

NY

PA

New York

Pittsburgh

Harrisburg

NATIONAL FUEL

RESOURCES MARKETING AREA